Exhibit 99.1

PRESS RELEASE
For Immediate Release

WASTE SERVICES, INC. ANNOUNCES
COMPLETION OF MIGRATION AND BOARD COMPOSITION

BURLINGTON, ON (August 2, 2004) Waste Services, Inc. (NASDAQ: WSII), the successor to Capital Environmental Resource Inc., today announced that the plan of arrangement of Capital became effective on July 31, 2004. All common shares of Capital, other than those which by election have become exchangeable shares of Capital, are now shares of common stock of Waste Services, Inc.

The Board of Directors of Waste Services, Inc. now consists of David Sutherland-Yoest, Gary W. DeGroote, Michael B. Lazar, George E. Matelich, Lucien Rémillard, Jack E. Short, Wallace L. Timmeny and Michael J. Verrochi.

Commenting on the completion of the migration process, the Chairman and Chief Executive Officer, David Sutherland-Yoest said: “We are extremely pleased to have this corporate restructuring completed. It will enhance our ability to continue the growth of our business. People of the caliber of Jack Short, Wally Timmeny and Mike Verrochi are welcome additions to our board of directors. Their contributions on behalf of the shareholders will be significant.”

Waste Services, Inc. is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s web site is www.wasteservicesinc.com. Information on the company’s web site does not form part of this press release.

For information contact:

Mark A. Pytosh
Executive Vice President
905•319•6054

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Safe Harbor for Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company’s future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2003.

Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements made in this press release are only made as of the date hereof and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.